EXHIBIT 24

                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints CURTIS A. SAMPSON and PAUL N. HANSON as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Annual Report on Form 10-K and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Signature                       Title                         Date
-------------------------  ------------------------------------   --------------
/s/Curtis A. Sampson       Chairman of the Board of Directors,    March 29, 2004
-------------------------  Chief Executive Officer and Director
Curtis A. Sampson

/s/Steven H. Sjogren       President, Chief Operating Officer,    March 29, 2004
-------------------------  and Director
Steven H. Sjogren

/s/Paul N. Hanson          Vice President, Treasurer and          March 29, 2004
-------------------------  Director
Paul N. Hanson

/s/Charles A. Braun        Chief Financial Officer and            March 29, 2004
-------------------------  Principal Accounting Officer
Charles A. Braun

/s/Ronald J. Bach          Director                               March 29, 2004
-------------------------
Ronald J. Bach

/s/James O. Ericson        Director                               March 29, 2004
-------------------------
James O. Ericson

/s/Luella Gross Goldberg   Director                               March 29, 2004
-------------------------
Luella Gross Goldberg

/s/Paul A. Hoff            Director                               March 29, 2004
-------------------------
Paul A. Hoff

/s/Gerald D. Pint          Director                               March 29, 2004
-------------------------
Gerald D. Pint

/s/Wayne E. Sampson        Director                               March 29, 2004
-------------------------
Wayne E. Sampson